Exhibit 21
Subsidiaries
(as of December 31, 2024)

Subsidiary Name	Jurisdiction	DBA’s
APS of Georgetown, LLC	Delaware	Central Texas Powersports
Ride Now Georgetown
Ridenow Georgetown
RideNow Powersports
RideNow Powersports Georgetown
APS of Ohio, LLC	Delaware	Powder Keg Harley-Davidson
APS of Oklahoma LLC	Delaware	Fort Thunder Harley-Davidson
APS of Texas LLC	Delaware	Central Texas Harley-Davidson Round Rock
RideNow Powersports

BJ Motorsports, LLC	Nevada	RideNow Powersports on Boulder
C&W Motors, Inc.	Arizona	RideNow Powersports
	Arizona	RideNow Euro
	Arizona	Indian Motorcycle of Chandler
	Arizona	RideNow Powersports Chandler
	Arizona	RideNow Powersports Goodyear
	Arizona	Victory BMW
	Florida	FL C & W Motors Inc.

Coyote Motorsports-Allen, Ltd.	Texas	Black Gold Harley-Davidson
RideNow Powersports

RideNow Powersports
Coyote Motorsports-Garland, Ltd.	Texas	Dallas Harley-Davidson

RideNow Powersports
DLV Motorcycle, LLC	Nevada	Ducati Las Vegas
East Valley Motorcycles, LLC	Arizona	Chandler Harley-Davidson
Scorpion Harley-Davidson
ECHD Motorcycles, LLC	California	El Cajon Harley-Davidson
El Patron Harley-Davidson
Freedom Powersports, LLC	Texas	BMW Motorcycles of Forth Worth
RideNow Powersports FortWorth North
Freedom Powersports Farmers Branch, LLC
Freedom Powersports Weatherford, LLC
Powersportspartsmart.com

Subsidiary Name	Jurisdiction	DBA’s
RideNow Powersports
Ridenow Powersports Hurst
Ridenow Powersports Weatherford
Freedom Powersports Canton, LLC	Delaware
	Georgia	RideNow Powersports Canton
Freedom Powersports Dallas, LLC	Texas	RideNow Powersports
RideNow Powersports Dallas
Freedom Powersports Decatur, LLC	Texas	Freedom Powersports
RideNow Powersports
RideNow Powersports Decatur
Freedom Powersports Denton, LLC	Texas	Big Tex Indian
RideNow Powersports
Ridenow Powersports Denton
Freedom Powersports Farmers Branch, LLC	Texas	RideNow Powersports
RideNow Powersports Farmers Branch
Freedom Powersports Fort Worth, LLC	Texas	RideNow Powersports
RideNow Powersports Fort Worth
Freedom Powersports Huntsville, LLC	Alabama	RideNow Huntsville
RideNow Powersports Huntsville
Rocket City Indian Motorcycle
Freedom Powersports Johnson County, LLC	Texas	Freedom Powersports Burleson
RideNow Powersports
RideNow Powersports Burleson
Freedom Powersports Lewisville, LLC	Texas	RideNow Powersports
Ridenow Powersports Lewisville
Freedom Powersports McDonough, LLC	Delaware
	Georgia	BMW Motorcycles McDonough
	Georgia	RideNow Powersports McDonough
Freedom Powersports McKinney, LLC	Texas	Freedom Powersports
Freedom Powersports McKinney, LLC		Republic of Texas Indian Motorcycle
Freedom Powersports McKinney, LLC		RideNow Powersports
Freedom Powersports McKinney, LLC		RideNow Powersports McKinney
Glendale Motorcycles, LLC	Arizona	Arrowhead Harley-Davidson
Roadrunner Harley-Davidson
INDTUC, LLC	Arizona	Indian Motorcycle Tucson
IOT Motorcycles, LLC	Arizona	Sin City Indian Motorcycle

J.J.B. Properties, LLC	Arizona	RideNow Powersports Surprise
Metro Motorcycle, Inc.	Arizona	RideNow Powersports Peoria
Indian Motorcycle Peoria

Subsidiary Name	Jurisdiction	DBA’s
RHND Ocala, LLC	Florida	War Horse Harley-Davidson
Ride Now 5 Allen, LLC	Texas	RideNow Powersports
RideNow Powersports Forney
Ride Now, LLC	Nevada	RideNow Powersports on Rancho 1
RideNow Powersports on Rancho 2
Ride Now-Carolina, LLC	North Carolina	RideNow Powersports Concord
RideNow Fairfield, LLC	Ohio	Indian Motorcycle of Cincinnati
Indian Motorcycles of Cincinnati
RideNow Powersports Cincinnati
RideNow Massachusetts LLC	Delaware
RideNow Massachusetts LLC	Massachusetts	Revolution Road Harley-Davidson
RideNow PowerSports Tallahassee, LLC	Florida	Ridenow Powersports Tallahassee
Ride USA, L.L.C.	Florida	Indian Motorcycle of Ocala
RideNow Powersports Ocala

RN Tri-Cities, LLC	Washington	Rattlesnake Mountain Harley-Davidson
RideNow Powersports Tri-Cities
RN-Gainesville, LLC	Florida	RideNow Powersports Gainesville
RNAJ, LLC	Arizona	RideNow Powersports Apache Junction
RideNow Powersports Mesa
RNKC, LLC	Kansas

RNMC Daytona, LLC	Florida	Indian Motorcycle Daytona Beach
RideNow Powersports Daytona Beach
RideNow Powersports Volusia
RO Fairwinds, LLC	Florida	RideNow Powersports Beach Boulevard
RumbleOn Dealers, Inc.	Delaware
	Florida	Autosports USA
	Texas	RideNow Powersports
	Florida	RideNow Powersports Orlando
	South Dakota	RideNow Sturgis
	Texas	RideNow Powersports Houston
	Texas	Ridenow Fort Worth
	Florida, Texas	RumbleOn
	Florida	RideNow Orlando
San Diego House of Motorcycles, LLC	California	RideNow So-Cal
TC Motorcycles, LLC	Florida	RideNow Powersports Jacksonville
Team RumbleOn, LLC	Nevada
Top Cat Enterprises, LLC	Arizona	RideNow Powersports on Ina

Subsidiary Name	Jurisdiction	DBA’s

Tucson Motorcycles, Inc.	Arizona	Harley-Davidson of Tucson
Old Pueblo Harley-Davidson
Saguaro Harley-Davidson
Tucson Motorsports Inc.	Arizona	RideNow Powersports Tucson
Wholesale Express, LLC	Tennessee
Woods Fun Center, LLC	Texas	BMW Motorcycles of Austin
RideNow Powersports
RideNow Powersports Austin
Ridenow Austin
Triumph of Austin
Woods Fun Center
YSA Motorsports, LLC	Arizona	Ridenow Powersports Phoenix